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                                                                     EXHIBIT 5.1



                  [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]



                                       July 29, 1998

Vical Incorporated
9373 Towne Centre Drive, Suite 100
San Diego, CA 92121


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Vical Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 750,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated Stock Incentive Plan of Vical Incorporated (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,


                                       /s/ Pillsbury Madison & Sutro LLP

                                       Pillsbury Madison & Sutro LLP